Exhibit 10.2

Fourth Amendment to Loan Documents

THIS FOURTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of February 28, 2019 (“Effective Date”), by and between LSI INDUSTRIES INC., an Ohio corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

BACKGROUND

A.     The Borrower has executed and delivered to the Bank one or more promissory notes, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on the attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.     The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.     The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and

(iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.     The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.     As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.     To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including reasonable attorneys’ fees) suffered by or rendered against the Bank or any of the other indemnified parties on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof, and grants the same as its own free act and deed.

6.     This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.     Notwithstanding any other provision herein or in the other Loan Documents, the Borrower agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Borrower and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8.     This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.     This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in Cincinnati, Ohio. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

10.     Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

[signature page follows]

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

LSI INDUSTRIES INC.

By:	James E Galeese	Print
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:	Jeffrey L. Stein
Print Name:
Title:

EXHIBIT A TO

FOURTH AMENDMENT TO LOAN DOCUMENTS DATED AS OF FEBRUARY 28, 2019

(LSI Industries Inc.)

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the following have previously been amended, supplemented or otherwise modified):

1.	Amended and Restated Loan Agreement dated as of June 19, 2014 (the “Loan Agreement”) between the Borrower and the Bank;
2.	$100,000,000 Third Amended and Restated Committed Line of Credit Note dated as of February 21, 2017 (the “Revolving Note”) made by the Borrower in favor of the Bank;
3.

Second Amended and Restated Guaranty Agreement dated as of June 19, 2014 (the “Guaranty”) made by the guarantors party thereto in favor of the Bank with respect to the obligations of the Borrower to the Bank; and

4.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Agreement is amended as follows:

1.	Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

1.1.     Loans. The Bank has made or may make one or more loans (collectively, the “Loans”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. The Loans shall be used by the Borrower for general corporate purposes including acquisitions permitted hereunder. As of February 28, 2019, the Loans include a revolving credit loan (the “Revolving Loan”) in the principal amount of up to

$75,000,000. The Loans are or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the “Note”) acceptable to the Bank, which may set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

1.1.1.     The Revolving Loan will include an investment and borrowing sweep feature on the terms and conditions of a Working Cash®, Line of Credit, Investment Sweep Rider (the “Sweep Rider”) to be executed and delivered by the Borrower to the Bank in form and substance satisfactory to the Bank, the terms of which are hereby incorporated herein by reference. The Sweep Rider will remain in effect until such time (if any) as it is terminated in accordance with its terms.

2.	Section 4.11(b) of the Loan Agreement is hereby deleted and replaced with the following:

(b) Leverage Ratio. The Borrower shall maintain a Leverage Ratio of not more than the following for the following periods:

Period	Ratio
Four (4) fiscal quarters ending March 31, 2019	3.50 to 1.00
Four (4) fiscal quarters ending June 30, 2019	3.50 to 1.00
Four (4) fiscal quarters ending September 30, 2019	3.50 to 1.00
Four (4) fiscal quarters ending December 31, 2019	3.50 to 1.00
Four (4) fiscal quarters ending March 31, 2020	3.00 to 1.00
Four (4) fiscal quarters ending each quarter thereafter	3.00 to 1.00

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.

Amendment and Related Documents. The Bank shall have received from the Borrower and each Guarantor, as applicable, a duly executed counterpart of this Amendment (including the attached Consent), the Fourth Amended and Restated Committed Line of Credit Note in the principal amount of $75,000,000 of even date herewith made by the Borrower in favor of the Bank, and such other certificates, documents, instruments and agreements as the Bank shall reasonably request.

2.

Legal Fees. The Borrower shall have paid, or reimbursed the Bank for, the reasonable fees and expenses of the Bank’s counsel in connection with the preparation, negotiation, execution and delivery of this Amendment and the related documents.

3.

Costs and Expenses. The Borrower shall have paid, or reimbursed the Bank for, all other costs and expenses incurred by the Bank in connection with the structuring of the transactions contemplated by this Amendment and the negotiation, execution and delivery of this Amendment and the related documents.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (individually and collectively, the “Guarantor”) consents to the provisions of the foregoing Amendment and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Second Amended and Restated Guaranty Agreement dated as of June 19, 2014 (the “Guaranty”) relating to the Obligations mentioned in the Amendment shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by the Amendment.

The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty.

WITNESS the due execution of this Consent as a document under seal as of the date of the Amendment, intending to be legally bound hereby.

LSI MIDWEST LIGHTING INC. LSI ADAPT INC. GRADY McCAULEY INC. LSI INTEGRATED GRAPHICS LLC LSI KENTUCKY, LLC LSI LIGHTRON INC. LSI RETAIL GRAPHICS LLC LSI ADL TECHNOLOGY LLC LSI CONTROLS INC.

By:
Print Name:
Title:

Fourth Amended and Restated Committed Line Of Credit Note

$75,000,000	February 28, 2019

FOR VALUE RECEIVED, LSI INDUSTRIES INC. (the “Borrower”), with an address at 10000 Alliance Road, Cincinnati, Ohio 45242, Attn: Chief Financial Officer, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 201 East Fifth Street, Cincinnati, Ohio 45202, Attn: Corporate Banking, or at such other location as the Bank may designate from time to time, the principal sum of SEVENTY FIVE MILLION DOLLARS ($75,000,000) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1.     Advances. The Borrower may request advances, repay and request additional advances hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined). The “Expiration Date” shall mean February 21, 2022, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. The Borrower may request advances hereunder upon giving oral or written notice to the Bank by 11:00 a.m. Cincinnati, Ohio time (a) on the day of the proposed advance, in the case of advances to bear interest under the Base Rate Option (as hereinafter defined) and (b) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the LIBOR Option (as hereinafter defined), followed promptly thereafter by the Borrower’s written confirmation to the Bank of any oral notice. The aggregate unpaid principal amount of advances under this Note shall not exceed the face amount of this Note.

2.     Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an “Option”):

(i)     Base Rate Option. A rate of interest per annum which is at all times equal to the Base Rate plus the Base Rate Applicable Margin (as set forth in Section 1.4(a) of the Loan Agreement, as hereinafter defined). If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Base Rate Option.

(ii)     LIBOR Option. A rate per annum equal to (A) LIBOR plus (B) the LIBOR Applicable Margin (as set forth in Section 1.4(a) of the Loan Agreement) for the applicable LIBOR Interest Period.

For purposes of this Note, the following terms shall have the following meanings:

“Base Rate” shall mean the highest of (A) the Prime Rate, and (B) the sum of the Overnight Bank Funding Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily LIBOR Rate plus one hundred (100) basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cincinnati, Ohio.

“Change of Control” shall mean, within a period of twelve (12) consecutive calendar months, (i) individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower, or (ii) a Person or group of Persons acting in concert and who is not (a) an affiliate of shareholders of the Borrower on the first day of such period or (b) a Person who is eligible to report their ownership of capital stock of the Borrower on Form 13G filed with the Securities and Exchange Commission shall acquire twenty percent (20%) or more of the issued and outstanding capital stock of the Borrower.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage; provided, however, if the Daily LIBOR Rate, determined as provided above, would be less than zero, then such rate shall be deemed to be zero.

“LIBOR” shall mean, with respect to any advance to which the LIBOR Option applies for the applicable LIBOR Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such LIBOR Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such LIBOR Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage; provided, however, if LIBOR, determined as provided above, would be less than zero, then LIBOR shall be deemed to be zero.

“LIBOR Interest Period” shall mean, as to any advance to which the LIBOR Option applies, the period of one (1), two (2), three (3) or six (6) months as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the LIBOR Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that, (i) if a LIBOR Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the LIBOR Interest Period shall end on the next preceding Business Day, (ii) the Borrower may not select a LIBOR Interest Period that would end on a day after the Expiration Date, and (iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Interest Period) shall end on the last Business Day of the last calendar month of such LIBOR Interest Period.

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

LIBOR and the Daily LIBOR Rate shall be adjusted with respect to any advance to which the LIBOR Option or Base Rate Option applies, as applicable, on and as of the effective date of any change in the LIBOR Reserve Percentage. The Bank shall give prompt notice to the Borrower of LIBOR or the Daily LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the LIBOR Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the LIBOR Option shall be converted at the expiration of the then current LIBOR Interest Period(s) to the Base Rate Option.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the LIBOR Option shall be suspended, and (b) the interest rate on all advances then bearing interest under the LIBOR Option shall be converted to the Base Rate Option either (i) on the last day of the then current LIBOR Interest Period(s) if the Bank may lawfully continue to maintain advances based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances based on LIBOR.

The foregoing notwithstanding, it is understood that the Borrower may select different Options to apply simultaneously to different portions of the advances and may select up to three (3) different interest periods to apply simultaneously to different portions of the advances bearing interest under the LIBOR Option. Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days in the case of the LIBOR Option and over a year of 365 or 366 days (as applicable) in the case of the Base Rate Option. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

3.     Interest Rate Election. Subject to the terms and conditions of this Note, at the end of each interest period applicable to any advance, the Borrower may renew the Option applicable to such advance or convert such advance to a different Option; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing, any advances bearing interest under the LIBOR Option shall, at the Bank’s sole discretion, be converted at the end of the applicable LIBOR Interest Period to the Base Rate Option and the LIBOR Option will not be available to the Borrower with respect to any new advances (or with respect to the conversion or renewal of any existing advances) until such Event of Default has been cured by the Borrower or waived by the Bank. The Borrower shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the advances then outstanding to be allocated to each Option and where relevant the interest periods therefor. In the case of converting to the LIBOR Option, such notice shall be given at least three (3) Business Days prior to the commencement of any LIBOR Interest Period. If no interest period is specified in any such notice for which the resulting advance is to bear interest under the LIBOR Option, the Borrower shall be deemed to have selected a LIBOR Interest Period of one month’s duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any advance, the Borrower shall be deemed to have elected the LIBOR Option having a LIBOR Interest Period of one month’s duration. Any such election shall be promptly confirmed in writing by such method as the Bank may require.

4.     Advance Procedures. If permitted by the Bank, a request for advance may be made by telephone or electronic mail, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time. A request for advance by the Borrower shall be binding upon the Borrower. The Borrower authorizes the Bank to accept telephonic and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic and electronic requests or by the making of such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

5.     Payment Terms. The Borrower shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for the portion of advances bearing interest under the Base Rate Option, on the last day of each March, June, September and December during the term hereof, (b) for the portion of advances bearing interest under the LIBOR Option, on the last day of the respective LIBOR Interest Period for such advance, (c) if any LIBOR Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full. All outstanding principal and accrued interest hereunder shall be due and payable in full on the Expiration Date.

If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in the order determined by the Bank.

6.     Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be two percentage points (2%) in excess of the Base Rate plus the Base Rate Applicable Margin, but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

7.     Prepayment. The Borrower shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 9 below.

8.     Increased Costs; Yield Protection. On written demand by the Bank (acting reasonably and in good faith), together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (as hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

9.     Break Funding Indemnification. The Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any amounts hereunder (or any part thereof) bearing interest based on LIBOR) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to the Bank to request, convert, renew or prepay any amounts bearing interest based on LIBOR, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any amounts bearing interest based on LIBOR on a day other than the regularly scheduled due date therefor. A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of all amounts payable hereunder.

10.     Other Loan Documents. This Note is issued in connection with the Amended and Restated Loan Agreement dated as of June 19, 2014 (as amended, modified or renewed from time to time, the “Loan Agreement”) between the Borrower and the Bank, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (each as amended, modified or renewed from time to time, collectively, the “Loan Documents”), and is secured by the property described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

11.     Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the non-payment of any principal amount of this Note when due, whether by acceleration or otherwise, or the nonpayment of any interest upon this Note or any other amount due the Bank pursuant to this Note or the Loan Agreement, in each case within five (5) Business Days of when the same is due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or the Borrower’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of the Borrower to the Bank; (iii) the filing by or against any Obligor (as hereinafter defined) of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against such Obligor, such proceeding is not dismissed or stayed within 60 days after the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower or any other Obligor; (v) a default with respect to any other indebtedness of any Obligor for borrowed money in excess of $1,000,000 if the effect of such default is to cause or permit the acceleration of such indebtedness; (vi) the entry of a final judgment against any Obligor involving more than $2,000,000 and the failure of such Obligor to discharge the judgment within thirty (30) days after the entry thereof; (vii) any Obligor ceases doing business as a going concern (except as expressly permitted by the Loan Agreement); (viii) any Change of Control; (ix) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (x) any representation or warranty made by the Borrower or any other Obligor to the Bank in any Loan Document or any other document now or in the future evidencing or securing the obligations of the Borrower or any other Obligor to the Bank, is false, erroneous or misleading in any material respect. As used herein, the term “Obligor” means the Borrower and any guarantor of, or any pledgor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

12.     Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

13.     Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Bank, as of the date of this Note, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. The Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of any Reportable Compliance Event.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

14.     Indemnity. The Borrower agrees to indemnify the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

15.     Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in Cincinnati, Hamilton County, Ohio. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, EXCLUDING ITS CONFLICT OF LAWS RULES, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN EFFECT IN THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located in Hamilton County, Ohio; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment, or exercising any rights against the Borrower individually, against any security, or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

16.     Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

17.     USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

18.     Amendment and Restatement. This Note amends and restates, and is in substitution for, that certain Third Amended and Restated Committed Line Of Credit Note in the original principal amount of $100,000,000 payable to the order of the Bank and dated February 21, 2017 (the “Existing Note”). However, without duplication, this Note shall in no way extinguish, cancel or satisfy the Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Obligor’s obligations hereunder and under any other document relating hereto.

19.     Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

20.     WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

LSI INDUSTRIES INC.

By:	James E Galeese

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